Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Shareholders Approve Merger Agreement with Prologis

WAYNE, Pa., Jan. 30, 2020 -- Liberty Property Trust (“Liberty” or the “Company”) (NYSE: LPT) today announced that at a Special Meeting of Shareholders held earlier today, Liberty’s shareholders approved the previously announced merger agreement with Prologis, Inc. (“Prologis”) (NYSE: PLD).

Approximately 99.8 percent of voting Liberty shareholders cast their votes in favor of the merger, representing approximately 77.9 percent of Liberty’s outstanding common shares as of the record date for the special shareholder meeting. The final results will be available on a Form 8-K to be filed by the Company.

Upon completion of the transaction contemplated by the merger agreement, Liberty shareholders will receive 0.675 shares of Prologis common stock for each Liberty common share they own. The transactions remain subject to certain closing conditions and are expected to be completed on or around February 4, 2020 at which time Liberty will be acquired by Prologis and will no longer trade on the NYSE.

Advisors

Goldman Sachs and Citigroup are acting as financial advisors and Morgan, Lewis and Bockius LLP is serving as legal advisor to Liberty.

About Liberty Property Trust

Liberty Property Trust is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior logistics, warehouse, manufacturing, and R&D facilities in key markets. Liberty's 112 million square foot operating portfolio provides productive work environments to 1,200 tenants.

About Prologis

Prologis is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2019, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 814 million square feet (76 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,000 customers principally across two major categories: business-to-business and retail/online fulfillment.

Cautionary Statement Regarding Forward-looking Statements

The statements in this communication that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis and Liberty operate as well as beliefs and assumptions of management of Prologis and management of Liberty. Such statements involve uncertainties that could significantly impact financial results of Prologis or Liberty. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” and “estimates” including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Prologis or Liberty expect or anticipate will occur in the future—including statements relating to the potential benefits of the proposed merger, the expected timing to complete the proposed merger, rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where Prologis and Liberty operate, debt, capital structure and financial position, Prologis’ ability to form newco-investment ventures and the availability of capital in existing or newco-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of REIT status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish newco-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks associated with achieving expected revenue synergies or cost savings; (xi) risks associated with the expected benefits of the proposed merger, the ability to consummate the merger and the timing of the closing of the merger and (xii) those additional risks and factors discussed in the reports filed with the SEC by Prologis and Liberty from time to time, including those discussed under the heading “Risk Factors” in the irrespective most recently filed reports on Form 10-K and 10-Q. Neither Prologis nor Liberty undertakes any duty to update any forward-looking statements appearing in this communication except as may be required by law.